Exhibit T3C

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                              NEXTWAVE WIRELESS LLC


                                $149,000,000 (1)


                           NON-RECOURSE SECURED NOTES


                         ______________________________


                                    INDENTURE


                          Dated as of [March] ___, 2005


                         ______________________________


                           JPMORGAN CHASE BANK, N.A.,
                                   as Trustee






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-----------------
(1) To be revised to include any Increased Amount as defined in the Acquisition Agreement.

                                TABLE OF CONTENTS


                                                                                                               PAGE


ARTICLE 1.        DEFINITIONS AND INCORPORATION BY REFERENCE.....................................................1

         Section 1.01.     Definitions...........................................................................1

         Section 1.02.     Other Definitions.....................................................................5

         Section 1.03.     Incorporation by Reference of Trust Indenture Act.....................................6

         Section 1.04.     Rules of Construction.................................................................6

ARTICLE 2.        THE NOTES......................................................................................7

         Section 2.01.     Form and Dating.......................................................................7

         Section 2.02.     Execution and Authentication..........................................................8

         Section 2.03.     Registrar and Paying Agent............................................................9

         Section 2.04.     Paying Agent to Hold Money in Trust...................................................9

         Section 2.05.     Transfer and Exchange.................................................................9

         Section 2.06.     Legend...............................................................................11

         Section 2.07.     Replacement Notes....................................................................12

         Section 2.08.     Outstanding Notes....................................................................12

         Section 2.09.     Treasury Notes.......................................................................12

         Section 2.10.     Temporary Notes......................................................................12

         Section 2.11.     Cancellation.........................................................................13

         Section 2.12.     Record Date..........................................................................13

         Section 2.13.     CUSIP Numbers........................................................................13

ARTICLE 3.        COVENANTS.....................................................................................13

         Section 3.01.     Payment of Notes.....................................................................13

         Section 3.02.     Delivery of Released Escrow Amount...................................................13

         Section 3.03.     Delivery and Payment of Tax Distribution Amounts.....................................14

         Section 3.04.     Maintenance of Office or Agency......................................................14

         Section 3.05.     Compliance Certificate; Reports......................................................14

         Section 3.06.     Stay, Extension and Usury Laws.......................................................15

         Section 3.07.     Corporate Existence..................................................................15

         Section 3.08.     Payment of Escrow Amounts............................................................15

ARTICLE 4.        DEFAULTS AND REMEDIES.........................................................................16

         Section 4.01.     Events of Default....................................................................16

         Section 4.02.     Remedies.............................................................................16

         Section 4.03.     Waiver of Defaults...................................................................16

         Section 4.04.     Control by Majority..................................................................16

         Section 4.05.     Limitation on Suits..................................................................17


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

         Section 4.06.     Rights of Holders to Receive Payment.................................................17

         Section 4.07.     Collection Suit by Trustee...........................................................17

         Section 4.08.     Trustee May File Proofs of Claim.....................................................17

         Section 4.09.     Priorities...........................................................................18

         Section 4.10.     Undertaking for Costs................................................................18

ARTICLE 5.        TRUSTEE.......................................................................................18

         Section 5.01.     Certain Duties and Responsibilities..................................................18

         Section 5.02.     Certain Rights of Trustee............................................................20

         Section 5.03.     Not Responsible for Recitals or Issuance of Notes....................................21

         Section 5.04.     May Hold Notes.......................................................................22

         Section 5.05.     Money Held in Trust..................................................................22

         Section 5.06.     Compensation and Indemnity...........................................................22

         Section 5.07.     Disqualification; Conflicting Interests..............................................23

         Section 5.08.     Corporate Trustee Required; Eligibility..............................................23

         Section 5.09.     Resignation and Removal; Appointment of Successor....................................23

         Section 5.10.     Acceptance of Appointment by Successor...............................................24

         Section 5.11.     Merger, Conversion, Consolidation or Succession to Business..........................24

         Section 5.12.     Preferential Collection of Claims Against Company....................................24

         Section 5.13.     Appointment of Co-Trustee............................................................25

         Section 5.14.     Notice of Defaults...................................................................25

ARTICLE 6.        HOLDERS' LISTS AND REPORTS BY TRUSTEE.........................................................25

         Section 6.01.     Company to Furnish Trustee Names and Addresses of Holders............................25

         Section 6.02.     Preservation of Information; Communications to Holders...............................26

         Section 6.03.     Reports by Trustee...................................................................26

ARTICLE 7.        CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..........................................27

         Section 7.01.     Consolidation, Etc., Only on Certain Terms...........................................27

         Section 7.02.     Successor Substituted................................................................27

ARTICLE 8.        AMENDMENT, SUPPLEMENT AND WAIVER..............................................................27

         Section 8.01.     Without Consent of Holders of Notes..................................................27

         Section 8.02.     With Consent of Holders of Notes.....................................................28

         Section 8.03.     Compliance with Trust Indenture Act..................................................29

         Section 8.04.     Revocation and Effect of Consents....................................................29

         Section 8.05.     Notation on or Exchange of Notes.....................................................29

         Section 8.06.     Trustee to Sign Amendments, etc......................................................29


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE

ARTICLE 9.        REDEMPTION OF NOTES...........................................................................29

         Section 9.01.     Mandatory Redemption.................................................................29

         Section 9.02.     Notice to Trustee....................................................................30

         Section 9.03.     Selection by Trustee of Notes to Be Redeemed.........................................30

         Section 9.04.     Notice of Redemption.................................................................30

         Section 9.05.     Notes Payable on Redemption Date.....................................................31

         Section 9.06.     Notes Redeemed in Part...............................................................31

ARTICLE 10.       COLLATERAL AND SECURITY.......................................................................31

         Section 10.01.    Pledge, Assignment and Security Agreement............................................31

         Section 10.02.    Recording and Opinions...............................................................31

         Section 10.03.    Authorization of Actions to Be Taken by the Trustee Under the Security
                           Agreement............................................................................32

         Section 10.04.    Authorization of Receipt of Funds by the Trustee Under the Pledge and
                           Assignment Agreement.................................................................32

         Section 10.05.    Termination of Security Interest.....................................................32

ARTICLE 11.       SATISFACTION AND DISCHARGE....................................................................33

         Section 11.01.    Satisfaction and Discharge...........................................................33

         Section 11.02.    Deposited Cash and U.S. Government Securities to be Held in Trust; Other
                           Miscellaneous Provisions.............................................................33

ARTICLE 12.       NON-RECOURSE OBLIGATION.......................................................................33

         Section 12.01.    Non-Recourse.........................................................................33

         Section 12.02.    Acknowledgement of the Security Interest of Verizon Wireless and VZW Corp............34

         Section 12.03.    No Rights in Verizon Escrow Account..................................................34

ARTICLE 13.       MISCELLANEOUS.................................................................................34

         Section 13.01.    Trust Indenture Act Controls.........................................................34

         Section 13.02.    Notices..............................................................................34

         Section 13.03.    Communication by Holders of Notes with Other Holders of Notes........................35

         Section 13.04.    Certificate and Opinion as to Conditions Precedent...................................35

         Section 13.05.    Statements Required in Certificate or Opinion........................................36

         Section 13.06.    Rules by Trustee and Agents..........................................................36

         Section 13.07.    Tax Treatment........................................................................36

         Section 13.08.    Governing Law; Waiver of Jury Trial..................................................36

         Section 13.09.    No Adverse Interpretation of Other Agreements........................................37

         Section 13.10.    Successors...........................................................................37

         Section 13.11.    Severability.........................................................................37

         Section 13.12.    Counterpart Originals................................................................37

         Section 13.13.    Table of Contents, Headings, etc.....................................................37


EXHIBITS

EXHIBIT A.........Form of Non-Recourse Secured Note

EXHIBIT B ........Schedule of Exchanges of Interests in the Global Note

EXHIBIT C.........Form of Pledge, Assignment and Security Agreement

                              CROSS-REFERENCE TABLE


TIA Section Reference                                              Indenture
                                                                   Section

310(a)(1)......................................................    5.08
(a)(2).........................................................    5.08
(a)(3).........................................................    5.13
(a)(4).........................................................    N.A.
(a)(5).........................................................    5.08
(b)............................................................    5.07
(c)............................................................    N.A.
311(a).........................................................    5.12
(b)............................................................    5.12
(c)............................................................    N.A
312(a).........................................................    6.02
(b)............................................................    6.02; 13.03
(c)............................................................    13.03
313(a).........................................................    6.03
(b)............................................................    N.A.
(c)............................................................    6.03; 13.02
(d)............................................................    6.03
314(a).........................................................    3.05
(b)............................................................    10.02
(c)(1) and (2).................................................    11.01; 13.04
(c)(3).........................................................    N.A.
(d)............................................................    N.A.
(e)............................................................    13.05
315(a).........................................................    5.01; 5.02
(b)............................................................    5.14
(c)............................................................    5.01
(d)............................................................    5.01
(e)............................................................    4.10
3.16(a)(1)(A)..................................................    4.04
3.16(a)(1)(B) .................................................    4.03
(a)(2) ........................................................    N.A.
(b)............................................................    4.06
(c) ...........................................................    2.12
317(a)(1)......................................................    4.07
(a)(2) ........................................................    4.08
(b)............................................................    2.04
318(a).........................................................    13.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

           This INDENTURE dated as of [March] ___, 2005, is by and between NEXTWAVE WIRELESS LLC, a Delaware limited liability company (the "Company"), and JPMORGAN CHASE BANK, N.A., a national banking association, as trustee (the "Trustee").

                                    RECITALS

           WHEREAS, the Company was formed on December 29, 2004 to facilitate the implementation of the Second Modified Third Joint Plan of Reorganization of NextWave Personal Communications Inc., NextWave Power Partners Inc., NextWave Partners Inc., NextWave Wireless Inc. and NextWave Telecom Inc (the "Plan") upon confirmation thereof by the Bankruptcy Court (as defined herein);

           WHEREAS, the Plan was confirmed by the Bankruptcy Court on [March] __, 2005 and became effective on [____________], 2005;

           WHEREAS, pursuant to the Plan, the Company is required to issue non-recourse notes in an aggregate principal amount of $149 million (the "Notes") to holders of certain equity interests as more fully described in the Plan;

           WHEREAS, the Notes shall entitle a Holder (as defined herein) to receive payment of a principal amount as set forth in the Plan, which amount represents all of the Company's entitlement with respect to the Verizon Escrow Amount (as defined herein) net of any amounts required to be remitted to the Federal Communications Commission;

           WHEREAS, for Federal income tax purposes, it is intended that the Holders shall be treated as holding a direct beneficial interest in, and as the tax owners of, any entitlements, which, but for the Holders' rights, the Company would have with respect to the Verizon Escrow Amount, which entitlements shall remain subject to a first-priority security interest held by Verizon Wireless (as defined herein) and VZW Corp. (as defined herein) in the Verizon Escrow Account (as defined herein) which security interest shall cease and have no effect with respect to any Released Escrow Amount; and

           WHEREAS, the Company has duly authorized the issuance of the Notes, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture, the Pledge, Assignment and Security Agreement (as defined herein) and certain security and other documents related thereto.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

Section 1.01.     Definitions.

           For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           "Acquisition Agreement" means the Acquisition Agreement, dated as of November 4, 2004, among NextWave Telecom Inc., VZW Corp. and Verizon Wireless, as approved by the Bankruptcy Court, as such agreement may be amended from time to time.

           "Acquisition Closing" means the closing of the transactions contemplated by the Acquisition Agreement.

           "Acquisition Closing Date" means the date on which the Acquisition Closing occurs.

           "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

           "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

           "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York (White Plains).

           "Board of Directors" means (1) in respect of a corporation, the board of directors of the corporation, or any duly authorized committee thereof; and
(2) in respect of any other Person, the board or committee of that Person serving an equivalent function.

           "Board Resolution" of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized by law or other governmental action to close.

           "Code" means the U.S. Internal Revenue Code of 1986, as amended.

           "Collateral" means any and all "Collateral" as defined in the Pledge, Assignment and Security Agreement.

           "Commission" means the United States Securities and Exchange Commission.

           "Company" means NextWave Wireless LLC, a Delaware limited liability company, and any successor or assign thereto.

           "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Officer and delivered to the Trustee.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Company.

           "Custodian" means any Person authorized by the Company to serve as custodian with respect to the Notes in global form, or any successor entity thereto.

           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.02(d), 2.05 or 2.10 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

           "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, any Person authorized by the Company to serve as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture and, thereafter, "Depositary" shall mean or include such successor.

           "dollars" or "$" refers to lawful money of the United States of America.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "GAAP" means generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as may from time to time be in effect.

           "Global Note Legend" means the legend set forth in Section 2.06, which is required to be placed on all Global Notes issued under this Indenture.

           "Global Note" means a Note substantially in the form of the Note attached hereto as Exhibit A.

           "Holder" means a Person in whose name a Note is registered in the Security Register.

           "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 8 hereof.

           "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

           "Instruction Letter" means a letter of instructions from the Company to the Verizon Escrow Agent in the form of Schedule C to the Pledge, Assignment and Security Agreement.

           "Issue Date" means [DATE], 2005.

           "Maturity Date" means a date which is five Business Days following the Verizon Escrow Termination Date.

           "Notes" has the meaning set forth in the recitals to this Indenture.

           "Notes Escrow Account" means an account to be established on or prior to the Acquisition Closing Date by the Trustee to hold, for the benefit of the Holders, the Released Escrow Amount and Tax Distribution Amounts.

           "Notes Escrow Documents" means any agreement, document or instrument, including this Indenture, the Notes and the Pledge, Assignment and Security Agreement, as may be required to facilitate (i) the issuance of the Notes and
(ii) the establishment of the Notes Escrow Account and the granting of a first-priority security interest in the Collateral to the Holders.

           "Obligations" means all obligations for principal, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Indenture, the Notes or the Notes Escrow Documents.

           "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Vice President of the Company.

           "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

           "Opinion of Counsel" means a written opinion of counsel, who may (unless otherwise required by the TIA) be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

           "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

           "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "Pledge, Assignment and Security Agreement" means the Pledge, Assignment and Security Agreement, dated as of [_______], 2005, substantially in the form of Exhibit C hereto, by and between the Company and the Trustee, as such agreement may be amended from time to time.

           "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

           "Redemption Date," when used with respect to any Note to be redeemed means the date fixed from time to time for such redemption by or pursuant to this Indenture, whether in whole or in part.

           "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

           "Released Escrow Amount" means any and all funds released from time to time from the Verizon Escrow Account to the Company, or directly to the Notes Escrow Account pursuant to the Company's written instructions in the Instruction Letter, in each case but only pursuant to the terms and conditions of the Verizon Escrow Agreement, but excluding (i) any funds released under Section 3 of the Verizon Escrow Agreement which are payable to the Federal Communications Commission (or any successor entity thereto) or (ii) any Tax Distribution Amounts.

           "Responsible Officer," when used with respect to the Trustee, means any officer within the Conventional Debt Unit of the Institutional Trust Services department of the Trustee (or any successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for purposes of Sections 5.01(c)(ii) and 5.14 hereof, means any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

           "Tax Distribution Amounts" means any and all funds released from time to time from the Verizon Escrow Account to the Company, or directly to the Notes Escrow Account pursuant to the Company's written instruction in the Instruction Letter, pursuant to Section 20(b) of the Verizon Escrow Agreement.

           "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

           "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

           "U.S. Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

           "Verizon Escrow Account" means the separate escrow account to be maintained by the Verizon Escrow Agent under the Verizon Escrow Agreement to hold the Verizon Escrow Amount, which account shall be subject to a first-priority perfected security interest held by Verizon Wireless and VZW Corp. granted by the Trustee and the Company pursuant to the Verizon/Trustee Security Agreement.

           "Verizon Escrow Agent" means JPMorgan Chase Bank, N.A., as escrow agent under the Verizon Escrow Agreement.

           "Verizon Escrow Agreement" means that certain Escrow Agreement among CellCo Partnership d/b/a Verizon Wireless, VZW Corp., NextWave Wireless LLC, NextWave Telecom Inc. and JPMorgan Chase Bank, N.A., dated as of [____________], 2005, as such agreement may be amended from time to time.

           "Verizon Escrow Amount" means the funds in the escrow established under the Verizon Escrow Agreement.

           "Verizon Escrow Termination Date" means the date on which the Verizon Escrow Agreement is terminated in accordance with its terms.

           "Verizon/NextWave Security Agreement" means that certain Security Agreement, dated as of [ ], 2005, between NextWave Wireless LLC and Cellco Partnership d/b/a Verizon Wireless, as agent for itself and VZW Corp., as such agreement may be amended from time to time.

           "Verizon/Trustee Security Agreement" means that certain Security Agreement entered into among JPMorgan Chase Bank, N.A., as Trustee, Cellco Partnership d/b/a Verizon Wireless, as agent for itself and VZW Corp., on [____________], 2005, as such agreement may be amended from time to time.

           "Verizon Wireless" means Cellco Partnership d/b/a Verizon Wireless.

           "Voting Stock" of any Person as of any date means the voting securities of that Person that is at the time entitled to vote in the election of that Person's Board of Directors.

Section 1.02.     Other Definitions.

                                                                      Defined in
                  Term                                                 Section
                  ----                                                 -------
                  "Authentication Order".................................2.02
                  "CUSIP"................................................2.13
                  "DTC"..................................................2.03
                  "Event of Default".....................................4.01
                  "Notice of Default"....................................4.01
                  "Paying Agent".........................................2.03
                  "Registrar"............................................2.03
                  "Security Register"....................................2.03
                  "Surviving Entity".....................................6.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.

           (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           (b) The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security holder" means a Holder of a Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the Notes means the Company and any successor obligor upon the Notes.

           (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.

Section 1.04.     Rules of Construction.

           (a) Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

               (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this Indenture;

               (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (vii) "including" means "including without limitation;"

               (viii) provisions apply to successive events and transactions;
          and

               (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.

                                   THE NOTES
                                   ---------

Section 2.01.     Form and Dating.

           (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, Applicable Procedures or usage, which the Company shall provide to the Trustee in writing, in addition to those set forth on Exhibit A and in
Section 2.06, respectively. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

           (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges of Interests in Global Notes" attached hereto as Exhibit B). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the Global Note Legend and the "Schedule of Exchanges of Interests in Global Notes" attached hereto as Exhibit B). Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.05 hereof in such form as is reasonably satisfactory to the Trustee.

           (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Depositary or with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. None of the Company, the Trustee or any Agent thereof shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, for all purposes of this Indenture relating to a Global Note (including the payment of principal and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to a Global Note, for the records of the Depositary, including records in respect of beneficial ownership interests in respect of such Global Security, for any transactions between the Depositary and any Participant or between or among the Depositary, any Participant and/or any Indirect Participant and/or holder or owner of a beneficial interest in a Global Note or for any transfers of beneficial interests in such Global Note.

           (d) Certificated Securities. The Company shall exchange Global Notes for Definitive Notes if (i) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility or (ii) upon written request of a Holder with respect to any amount of Notes held by such Holder. Notwithstanding any other provision in this Indenture, a Global Note issued pursuant to the preceding sentence may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depositary for such Global Note shall have directed, and no transfer thereof other than such a transfer may be registered. Every Note authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Note issued pursuant to the first sentence of this paragraph, whether pursuant to this Section 2.01(d) or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

           Upon the occurrence of any of the events set forth in the preceding paragraph, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount up to the principal amount of the Global Notes in exchange or partial exchange for such Global Notes.

           Upon the exchange or partial exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary. Section 2.02. Execution and Authentication.

           (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

           (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

           (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for issuance.

           (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an affiliate of the Company.

Section 2.03.     Registrar and Paying Agent.

           (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register (the "Security Register") of the Notes and of their transfer and exchange. The Company may change any Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar, the Trustee shall act as such. Neither the Company nor any of its Subsidiaries shall act as Paying Agent or Registrar.

           (b) The Company appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

           (c) The Company appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees to so act.

           (d) The Company appoints the Corporate Trust Office of the Trustee as the office or agency of the Company where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served and hereby appoints the Trustee as its agent to receive such notices and demands.

Section 2.04.     Paying Agent to Hold Money in Trust.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such paid funds.

Section 2.05.     Transfer and Exchange.

           (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that any Definitive Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney duly authorized in writing.

           (b) Transfer of a Definitive Note for a Beneficial Interest in the Global Note. A Definitive Note may be exchanged for a beneficial interest in the Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee pursuant to Applicable Procedures to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note.

           (c) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. A beneficial interest in the Global Note may be exchanged for a Definitive Note only under the circumstances described in Section 2.01(d) and upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary) from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note that such Note is being transferred, in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount.

           (d) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer, if any, comparable to those set forth herein to the extent required by the Securities Act.

           When a Global Note is presented to the Registrar with a request (1) to register the transfer of the Global Note or (2) to exchange such Global Notes for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

           (e) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such reduction.

           (f) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges effected in accordance with this Indenture, the Company shall execute and the Trustee shall authenticate the Global Note and any Definitive Notes at the Registrar's request. The Global Note and any Definitive Notes issued upon any registration of transfer or exchange of beneficial interests in the Global Note or the Definitive Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

           Neither the Company nor the Registrar shall be required to (1) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of any notice of redemption of Notes under Section 9.05 hereof and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           No service fee shall be charged to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.07 or 2.10 hereof, which shall be paid by the Company).

           Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Sections 2.02 and 2.05 hereof.

           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.05 to effect a registration of transfer or exchange may be submitted by facsimile.

           Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note, (including any transfers between or among Participants, Indirect Participants or beneficial owners of interests in any Global Note), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

           The Trustee is hereby authorized to enter into a letter of representation with the Depositary (should the Trustee's execution and delivery of such a letter be required) in the form provided by the Company and to act in accordance with such letter.

Section 2.06.     Legend.

           All Global Notes issued under this Indenture shall bear a legend substantially in the form below:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS
          2.01 AND 2.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.05 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS

          PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

Section 2.07.     Replacement Notes.

           If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide security or indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

           Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

           (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.05 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an affiliate of the Company holds the Note.

           (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

           (c) If the principal amount of any Note is considered paid under
Section 3.01 hereof, it shall cease to be outstanding.

           (d) If the Paying Agent holds on the Maturity Date funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding.

Section 2.09.     Treasury Notes.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

           Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.     Cancellation.

           The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws), in accordance with the Trustee's then current practice, unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it. Certification of the disposition of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation (other than Notes surrendered for registration of transfer, exchange or replacement).

Section 2.12.     Record Date.

           The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

Section 2.13.     CUSIP Numbers.

           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company may cause CUSIP numbers to be printed on the Notes and may direct the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of the CUSIP numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.

                                   COVENANTS
                                   ---------

Section 3.01.     Payment of Notes.

           No interest will be payable on the Notes. On the Maturity Date, (i) the principal amount of the Notes remaining after giving effect to any mandatory redemptions pursuant to Article 9 hereof will be payable, subject to Article 12 hereof and (ii) any additional Released Escrow Amounts will be paid pursuant to
Section 3.08 hereof.

Section 3.02.     Delivery of Released Escrow Amount

           The Company has, contemporaneously with the execution of this Indenture, pursuant to the Instruction Letter, directed the Verizon Escrow Agent to deposit, from time to time, any and all of the Released Escrow Amount into the Notes Escrow Account immediately upon such release and in accordance with such instructions. The Company covenants that in the event it should receive, at any time, any of the Released Escrow Amount, it will hold such amounts in trust for the Holders and promptly deliver any and all such amounts in their entirety to the Trustee for deposit in the Notes Escrow Account.

Section 3.03.     Delivery and Payment of Tax Distribution Amounts

           The Company has, contemporaneously with the execution of this Indenture, pursuant to the Instruction Letter, directed the Verizon Escrow Agent to deposit, from time to time, any and all Tax Distribution Amounts payable from the Verizon Escrow Account into the Notes Escrow Account immediately upon such release and in accordance with such instruction. The Company covenants that in the event it should receive, at any time, any Tax Distribution Amounts, it will hold such amounts in trust for the Holders and promptly deliver any and all such amounts in their entirety to the Trustee for deposit in the Notes Escrow Account. Within five Business Days after the deposit of any Tax Distribution Amounts into the Notes Escrow Account, subject to Section 3.08 hereof, the Trustee will distribute such Tax Distribution Amounts to the Holders on a pro rata basis based on the principal amount of Notes held by such Holders. Payments of Tax Distribution Amounts shall not reduce, or be deemed a prepayment or redemption of, the principal amount of the Notes.

Section 3.04.     Maintenance of Office or Agency.

           The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Trustee may resign any agency capacity under this Indenture upon 30 days' written notice to the Company.

           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or remission and of any change in the location of any such other office or agency.

Section 3.05.     Compliance Certificate; Reports.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture.

           (b) The Company shall otherwise comply with TIA Section 314(a).

           (c) The Company will deliver to the Trustee forthwith, upon, but, in any event, within five (5) Business Days of becoming aware of, any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

           (d) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission unless such reports are publicly available in electronic form on the Commission's website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 3.06.     Stay, Extension and Usury Laws.

           The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07.     Corporate Existence.

           Subject to Article 7 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture; provided, further, that nothing contained in this Indenture shall limit or preclude in any way the conversion of the Company from a limited liability company to a corporation.

Section 3.08.     Payment of Escrow Amounts

           Notwithstanding anything to the contrary contained in the Notes Escrow Documents, any money collected by the Trustee pursuant to this Article 3 or under any other Notes Escrow Document shall be paid out in the following order:

           First: to Holders for principal amounts due and unpaid on the Notes without preference or priority of any kind, according to the amounts due and payable on the Notes; and

           Second: to the Holders pro rata based on the principal amount of Notes held by such Holders immediately prior to giving effect to any payments made pursuant to paragraph First of this Section 3.08.

                                   ARTICLE 4.

                              DEFAULTS AND REMEDIES
                              ---------------------

Section 4.01.     Events of Default.

           The following constitutes an "Event of Default" with respect to the
Notes:

           failure to comply with any covenant or agreement contained in the Notes Escrow Documents, and such failure continues for ten days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of not less than 20% in aggregate principal amount of the Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a "Notice of Default."

Section 4.02.     Remedies.

           Subject to Article 12 hereof, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of the Notes or to enforce the performance of any provision of the Notes, this Indenture or the other Notes Escrow Documents.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 4.03.     Waiver of Defaults.

           The Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

           Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 4.04.     Control by Majority.

           Subject to Article 12, Section 5.01, Section 5.02 and Section 5.06 hereof, in case an Event of Default shall occur, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability or expense.

Section 4.05.     Limitation on Suits.

           No Holder shall have any right to institute any proceeding with respect to this Indenture or any other Notes Escrow Document, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

           (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company,

           (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

           (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 30 days.

           The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, or Tax Distribution Amounts on, a Note on or after the respective due dates for such payments set forth in such Note.

           Subject to Section 8.02, a Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06.     Rights of Holders to Receive Payment.

           Subject to Section 8.02 and Article 12 but notwithstanding any other provision of this Indenture (including Section 4.05), the right of any Holder to receive payment of principal of the Notes held by such Holder, on or after the Maturity Date (in the case of redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after the Maturity Date, shall not be impaired or affected without the consent of such Holder.

Section 4.07.     Collection Suit by Trustee.

           If an Event of Default occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Collateral for the whole amount of principal of the Notes then due and owing and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.06 hereof.

Section 4.08.     Trustee May File Proofs of Claim.

           The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to this Indenture, the Notes or the other Notes Escrow Documents and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 5.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.09.     Priorities.

           Any money collected by the Trustee pursuant to this Article 4 or under any other Notes Escrow Document, and after an Event of Default any money or other property distributable in respect of the Company's obligations under this Indenture or any other Notes Escrow Document, shall be paid out in the following order:

           First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 5.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second, to Holders for principal amounts due and unpaid on the Notes without preference or priority of any kind, according to the amounts due and payable on the Notes; and

           Third: to the Holders pro rata based on the principal amount of Notes held by such Holders immediately prior to giving effect to any payments made pursuant to paragraph Second of this Section 4.09, or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.09.

           The Company will be deemed to be in noncompliance with this Indenture to the extent that the Trustee applies any funds to the payment of its expenses pursuant to paragraph First of this Section 4.09, and, notwithstanding anything to the contrary contained herein, the Holders shall be entitled to recourse against the Company for any such amounts.

Section 4.10.     Undertaking for Costs.

           In any suit for the enforcement of any right or remedy under this Indenture or any other Notes Escrow Document or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.10 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 4.06 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 5.

                                   TRUSTEE
                                   -------

Section 5.01.     Certain Duties and Responsibilities.

           (a) Except during the continuance of an Event of Default,

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Notes Escrow Documents to which it is a party or by which it is bound, and no implied covenants or obligations shall be read into this Indenture or any of the other Notes Escrow Documents against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

           (b) In case an Event of Default has occurred, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (i) this Subsection shall not be construed to limit the effect of Subsections (a) and (d) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Notes then outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any of the other Notes Escrow Documents.

           (d) No provision of this Indenture or any of the other Notes Escrow Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or any of the other Notes Escrow Documents, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e) No provision of this Indenture or any of the other Notes Escrow Documents shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee shall be construed to be a duty.

           (f) Whether or not therein expressly so provided, every provision of this Indenture or any of the other Notes Escrow Documents relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 5.02.     Certain Rights of Trustee.

           Subject to the provisions of Section 5.01:

           (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein or in the other Notes Escrow Documents shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

           (c) whenever in the administration of this Indenture or the other Notes Escrow Documents the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein or therein specifically prescribed) may, in the absence of bad faith on its part, request from the Company and conclusively rely upon an Officers' Certificate and/or an Opinion of Counsel;

           (d) the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under the other Notes Escrow Documents in good faith and in reliance thereon;

           (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable request to examine the books, records and premises of the Company, personally or by agent or attorney;

           (f) the Trustee may execute any of the trusts or powers hereunder or under the other Notes Escrow Documents or perform any duties hereunder or thereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder or thereunder;

           (g) the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 3 or in any other Notes Escrow Document;

           (h) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any of the other Notes Escrow Documents at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (i) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default, as the case may be, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor upon the Notes or by any Holder, and such notice references the Notes and this Indenture;

           (j) the permissive right of the Trustee under the Indenture or any of the other Notes Escrow Documents to take or omit to take any action shall not be construed as a duty;

           (k) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;.

           (l) anything in this Indenture or any of the other Notes Escrow Documents notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action;

           (m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture or any of the other Notes Escrow Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action;

           (n) the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder or under the other Notes Escrow Documents, and each agent, custodian and other Person employed to act hereunder and thereunder; and

           (o) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or under the Notes Escrow Documents, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 5.03.     Not Responsible for Recitals or Issuance of Notes.

           The recitals and other representations and warranties of the Company contained herein and in the or any of the other Notes Escrow Documents (except the Trustee's certificate of authentication on the Notes) shall be taken as the statements of the Company, and neither the Trustee nor any Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby, or as to the validity or genuineness of any securities or other property at any time pledged and deposited with the Trustee under this Indenture or any of the other Notes Escrow Documents, or as to the validity or sufficiency of this Indenture, the Notes, or any of the other Notes Escrow Documents, or as to the validity, attachment, perfection, priority or enforceability of the liens in any of the Collateral created or intended to be created by any of the Notes Escrow Documents. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration of any thereof) at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the lien of any of the Notes Escrow Documents or for any other purpose, and shall have no responsibility for seeing to the insurance on the Collateral or for paying any taxes, charges or assessments on or relating to the Collateral or for otherwise maintaining the Collateral.

Section 5.04.     May Hold Notes.

           The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.08 and 5.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 5.05.     Money Held in Trust.

           Money held by the Trustee in trust hereunder or under any other Notes Escrow Document shall be segregated from other funds and held in the account described in the Pledge, Assignment and Security Agreement. The Trustee shall be under no liability for interest on any money received by it hereunder or thereunder except as otherwise agreed in writing with the Company.

Section 5.06.     Compensation and Indemnity.

           The Company shall be solely responsible for and agrees:

           (a) to pay or cause to be paid to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder or under any of the other Notes Escrow Documents or the Verizon/Trustee Security Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the other Notes Escrow Documents or the Verizon/Trustee Security Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel (including local legal counsel)), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

           (c) to indemnify each of the Trustee, its employees, officers, directors and agents or any predecessor Trustee for, and to hold it and each of them harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any of the other Notes Escrow Documents or the Verizon/Trustee Security Agreement.

           As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien upon all property and assets of the Company.

           In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture or any of the other Notes Escrow Documents or the Verizon/Trustee Security Agreement, when the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy or comparable law.

           The Company's obligations under this Section 5.06 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to this Indenture and/or the termination of this Indenture.

           "Trustee" for purposes of this Section 5.06 shall include any predecessor Trustee and the Trustee in each of its other capacities under the Indenture or any of the other Notes Escrow Documents or the Verizon/Trustee Security Agreement and to each agent, custodian and other Person employed to act hereunder or thereunder; provided, however, that the negligence, bad faith or willful misconduct of any Trustee or any such agent, custodian or other Person hereunder or thereunder shall not affect the rights of any other Trustee or any such other agent, custodian or other Person.

Section 5.07.     Disqualification; Conflicting Interests.

           If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. Nothing contained herein shall prevent the Trustee from filing the application provided for in the second to last sentence of
Section 310(b) of the TIA.

Section 5.08.     Corporate Trustee Required; Eligibility.

           There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of (a) at least $25,000,000 and be a member of a bank holding company that has a combined capital and surplus of at least $100,000,000 or (b) at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 5.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5).

Section 5.09.     Resignation and Removal; Appointment of Successor.

           (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 5.10. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee resigning or being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (b) The Trustee may resign at any time by giving written notice thereof to the Company.

           (c) If at any time:

               (1) the Trustee shall fail to comply with Section 5.07 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months,

               (2) the Trustee shall cease to be eligible under Section 5.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Holders representing a majority of the aggregate principal amount of the Notes shall promptly appoint a successor Trustee, who, when so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supercede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (e) The Company shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 13.02. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 5.10.     Acceptance of Appointment by Successor.

           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder or under any other Notes Escrow Document, subject to its lien provided for in Section 5.06. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 5.11.     Merger, Conversion, Consolidation or Succession to Business.

           Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 5.12.     Preferential Collection of Claims Against Company.

           If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

Section 5.13.     Appointment of Co-Trustee.

           It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, including particularly the law of the State of New York, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or under any other Notes Escrow Document or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein or therein granted to the Trustee or hold title to the properties, in trust, as herein or therein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint (and the Trustee is hereby authorized to so appoint) an additional individual or institution as a separate or co-trustee. The following provisions of this Section 5.13 are adopted to these ends.

           In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by such separate or co-trustee.

           No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

           Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

Section 5.14.     Notice of Defaults.

           If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 30 days after it occurs. Except with respect to a Default resulting from the failure to pay principal of any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

                                   ARTICLE 6.

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE
                      -------------------------------------

Section 6.01.     Company to Furnish Trustee Names and Addresses of Holders.

           (a) The Company will furnish or cause to be furnished to the Trustee:

               (i) semi-annually, not more than 5 Business Days after June 30 and December 31 of the relevant calendar year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and

               (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

           (b) The Company will provide to the Trustee information consistent with the tax treatment of the Holders as the direct owners of the Company's entitlements with respect to the Verizon Escrow Amount as provided for in
Section 13.07 hereof, in particular the amount of interest and other income earned on the Verizon Escrow Amount and any expenses incurred in connection with the administration of the Verizon Escrow Account, and a breakdown of amounts and such other specific information as may be relevant under the Code from time to time.

Section 6.02.     Preservation of Information; Communications to Holders.

           (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar and shall otherwise comply with TIA Section 312(a). The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

           (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.

           (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

Section 6.03.     Reports by Trustee.

           (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by
Section 313(a) of the TIA, the Trustee shall, within sixty days after each February 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such February 15, which complies with the provision of such
Section 313(a). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

           (b) A copy of each such report shall, at the time of such transmission to Holders, be mailed to the Company and each stock exchange upon which the Notes are listed and the Commission in accordance with Section 313(d) of the TIA. The Company will promptly notify the Trustee when the Notes are listed on or delisted from any securities exchange.

                                   ARTICLE 7.

                             CONSOLIDATION, MERGER,
                             ----------------------
                          CONVEYANCE, TRANSFER OR LEASE
                          -----------------------------

Section 7.01.     Consolidation, Etc., Only on Certain Terms.

           The Company will not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets as an entirety to any Person or Persons, and the Company will not permit any of its subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any Person, unless either (i) the Company is the surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires, by conveyance, transfer or lease, the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety (the "Surviving Entity") (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, the performance and observance of every covenant of this Indenture and the other Notes Escrow Documents on the part of the Company to be performed or observed.

           In connection with any such consolidation, merger, conveyance, transfer or lease, the Company or the Surviving Entity shall have delivered to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Section 7.01, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02.     Successor Substituted.

           Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 7.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Notes Escrow Documents with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture, the Notes and the other Notes Escrow Documents, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                   ARTICLE 8.

                        AMENDMENT, SUPPLEMENT AND WAIVER
                        --------------------------------

Section 8.01.     Without Consent of Holders of Notes.

           Notwithstanding Section 8.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes or any of the other Notes Escrow Documents without the consent of any Holder to:

           (a) cure any ambiguity, omission, defect or inconsistency;

           (b) provide for the assumption by a Surviving Entity of the obligations of the Company under this Indenture;

           (c) provide for uncertificated Notes in addition to certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

           (d) further secure the Notes;

           (e) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

           (f) make any other change that does not materially adversely affect the legal rights hereunder of any such Holder; or

           (g) make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Section 8.02.     With Consent of Holders of Notes.

           Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture, the Notes or any of the other Notes Escrow Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class.

           Without the consent of each Holder, an amendment or waiver under this
Section 8.02 may not (with respect to any Notes held by a non-consenting
Holder):

           (a) reduce the principal of any Note;

           (b) extend the Maturity Date of any Note; or

           (c) amend the provisions of Section 9.01 hereof in a manner which adversely affects the legal rights thereunder of any such non-consenting Holder.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

           It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 8.03.     Compliance with Trust Indenture Act.

           Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 8.04.     Revocation and Effect of Consents.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 8.05.     Notation on or Exchange of Notes.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.     Trustee to Sign Amendments, etc.

           The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until its Board of Directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 5.02 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and that such amended or supplemental indenture complies with the provisions hereof (including Section 8.03).

                                   ARTICLE 9.

                               REDEMPTION OF NOTES
                               -------------------

Section 9.01.     Mandatory Redemption.

           In the event and on each occasion that any Released Escrow Amount is released from the Verizon Escrow Account and is subject to the Instruction Letter, on the tenth Business Day after such release, subject to Section 3.08 hereof, the Company shall redeem Notes in an amount equal to the aggregate amount of such Released Escrow Amount.

Section 9.02.     Notice to Trustee.

           (a) In case of any redemption of the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

           (b) The Company shall provide, concurrently with its notice or communication pursuant to the Verizon Escrow Account regarding the release of any funds that constitute the Released Escrow Amount and/or the Tax Distribution Amount, to the Trustee copies of any such notice or communication and a written notification of such release (including the amount of funds released).

           (c) The Company shall provide reasonable notice in writing to the Trustee of the Verizon Escrow Termination Date.

Section 9.03.     Selection by Trustee of Notes to Be Redeemed.

           If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee (i) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (ii) if the Notes are not so listed, (A) on a pro rata basis or (B) if all of the Notes are represented by a Global Note, and if selection on a pro rata basis would be inconsistent with the Applicable Procedures, then in accordance with the Applicable Procedures from among those Notes that are outstanding and not previously called for redemption. The portions of the principal of Notes so selected for partial redemption shall be equal to $1.00 or an integral multiple thereof.

           The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 9.04.     Notice of Redemption.

           Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

           All notices of redemption shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

           (A) the Redemption Date,

           (B) the Redemption Price, which shall, in each case, be the principal amount of the Notes to be redeemed,

           (C) if less than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

           (D) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and

           (E) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

           Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's request and at its expense, by the Trustee in the name of the Company.

Section 9.05.     Notes Payable on Redemption Date.

           Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Trustee, solely from the funds held in the Notes Escrow Account, at the Redemption Price.

Section 9.06.     Notes Redeemed in Part.

           Any Note which is to be redeemed only in part shall be surrendered at an office or agency maintained by the Company for that purpose pursuant to
Section 3.04 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge to the Holder, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                   ARTICLE 10.

                             COLLATERAL AND SECURITY
                             -----------------------

Section 10.01.    Pledge, Assignment and Security Agreement.

           The due and punctual payment of the principal of the Notes, when and as the same shall be due and payable, are secured as provided in the Pledge, Assignment and Security Agreement which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit C hereto. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Pledge, Assignment and Security Agreement (including, without limitation, the provisions providing for foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge, Assignment and Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge, Assignment and Security Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Pledge, Assignment and Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take any and all actions reasonably required to cause the Pledge, Assignment and Security Agreement to create and maintain, as security for the Obligations, a valid and enforceable perfected first priority lien in and on all the Collateral, in favor of the Trustee for the benefit of itself and the Holders, superior to and prior to the rights of all third Persons and subject to no other liens.

Section 10.02.    Recording and Opinions

           The Company will furnish to the Trustee on [ ] in each year beginning with [ ], an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, either:

           (a) action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien of the Pledge, Assignment and Security Agreement and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Pledge, Assignment and Security Agreement with respect to the security interest in the Collateral; or

           (b) no such action is necessary to maintain such lien and assignment.

           The Company will otherwise comply with the provisions of TIA Section 314(b).

Section 10.03. Authorization of Actions to Be Taken by the Trustee Under the Security Agreement.

           Subject to the provisions of Section 5.01 and 5.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, all actions it deems necessary or appropriate in order to:

           (a) enforce any of the terms of the Pledge, Assignment and Security Agreement; and

           (b) collect and receive any and all amounts payable in respect of the Obligations.

           The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge, Assignment and Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 10.04. Authorization of Receipt of Funds by the Trustee Under the Pledge and Assignment Agreement.

           The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge, Assignment and Security Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 10.05.    Termination of Security Interest.

           Upon the indefeasible payment in full and discharge of all Obligations of the Company under this Indenture, the Notes and the other Notes Escrow Documents, the Trustee will, at the request and expense of the Company, release the liens pursuant to this Indenture and the Pledge, Assignment and Security Agreement.

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE
                           --------------------------

Section 11.01.    Satisfaction and Discharge.

           This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when either:

               (i) all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or

               (ii) all Notes that have not been previously delivered to the Trustee for cancellation have become due and payable by their terms, and the Pledge, Assignment and Security Agreement is in full force and effect, the Verizon Escrow Termination Date has occurred, the Company is not in breach of its obligations under Sections 3.02 and 3.03 hereof, and any and all funds in the Notes Escrow Account have been paid in accordance with Sections 3.08 or 4.09 hereof, as applicable; and

in the case of either clause (i) or (ii), the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02. Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions

           All cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, but such cash and securities need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12.

                             NON-RECOURSE OBLIGATION
                             -----------------------

Section 12.01.    Non-Recourse

           (a) THE NOTES CONVEY TO EACH HOLDER A DIRECT BENEFICIAL INTEREST IN THE COLLATERAL, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH AND DESCRIBED MORE FULLY IN THIS INDENTURE AND THE PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT. EACH HOLDER OF NOTES, BY ACCEPTING A NOTE, ACKNOWLEDGES THAT THE NOTES ARE NON-RECOURSE NOTES AND THAT A HOLDER'S SOLE RECOURSE FOR ANY OBLIGATIONS SHALL BE LIMITED TO THE COLLATERAL, SUBJECT TO THE EXCEPTIONS SET FORTH BELOW. NO HOLDER SHALL HAVE RECOURSE AGAINST (1) NEXTWAVE WIRELESS LLC OR ITS ASSETS OR ITS AFFILIATES, EXCEPT TO THE EXTENT THAT NEXTWAVE WIRELESS LLC RECEIVES ANY PORTION OF THE COLLATERAL OR OTHERWISE DOES NOT COMPLY WITH ANY OF THE NOTES ESCROW DOCUMENTS (FOR THE AVOIDANCE OF DOUBT, IT BEING UNDERSTOOD THAT NEXTWAVE WIRELESS LLC SHALL NOT BE DEEMED TO BE IN SUCH NONCOMPLIANCE DUE TO ITS FAILURE

TO PAY THE NOTES ON THE MATURITY DATE FROM ANY OF ITS ASSETS, OTHER THAN THE COLLATERAL), OR (2) ANY OF THE OTHER REORGANIZED DEBTORS (AS DEFINED IN THE
PLAN), VERIZON WIRELESS, VZW CORP., OR ANY OF THEIR RESPECTIVE AFFILIATES, OR THE VERIZON ESCROW ACCOUNT, IN EACH CASE FOR PAYMENT OF ANY AMOUNTS UNDER THE NOTES. ANY CLAIMS UNDER THE NOTES (EXCEPT AS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE WITH RESPECT TO NEXTWAVE WIRELESS LLC) WILL ONLY BE SATISFIED OUT OF THE COLLATERAL.

           (b) No past, present or future director, officer, employee, incorporator, stockholder, organizer or member of the Company shall have any liability for any Obligations under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver or release may not be effective to waive or release liabilities under the federal securities laws.

Section 12.02. Acknowledgement of the Security Interest of Verizon Wireless and VZW Corp.

           Following the Issue Date, the Verizon Escrow Account shall remain subject to the first-priority security interest held by Verizon Wireless and VZW Corp. pursuant to the Verizon/NextWave Security Agreement and the Verizon/Trustee Security Agreement. Each Holder of Notes by accepting a Note acknowledges and affirms such security interest. The Trustee is hereby authorized and directed to grant, on behalf of itself and the Holders, a first-priority security interest in the Verizon Escrow Account to Verizon Wireless and VZW Corp. and to execute, deliver and perform all obligations under the Verizon/Trustee Security Agreement and to take all actions contemplated thereby. The Trustee is not authorized to grant, on behalf of itself or any Holder, a security interest in any "Collateral" (as defined in the Verizon/Trustee Security Agreement) or to authorize the filing of any financing statement covering such "Collateral", except, in each case, pursuant to the Verizon/Trustee Security Agreement.

Section 12.03.    No Rights in Verizon Escrow Account

           Following the Issue Date, the Company shall continue to exercise all of its rights and privileges under the Verizon Escrow Agreement solely for the benefit of the Holders, and the Holders shall have no power to exercise such rights and privileges.

                                  ARTICLE 13.

                                MISCELLANEOUS
                                -------------

Section 13.01.    Trust Indenture Act Controls.

           If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 13.02.    Notices.

           Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail, registered or certified mail (return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

                  If to the Company:

                  NextWave Wireless LLC
                  411 West Putnam Avenue
                  Greenwich, CT  06830

                  Attention:  Frank Cassou, Esq.

                  Facsimile No.:  (203) 422-2645

                  If to the Trustee:

                  JPMorgan Chase Bank, N.A.
                  4 New York Plaza, 15th Floor
                  New York, NY  10004

                  Attention:  Institutional Trust Services

                  Facsimile No.:  (212) 623-6167

           The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee shall be deemed duly given and effective only upon receipt.

           Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.    Communication by Holders of Notes with Other Holders of Notes.

           Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04.    Certificate and Opinion as to Conditions Precedent.

           Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture or any of the other Notes Escrow Documents, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture and in any of the other applicable Notes Escrow Documents relating to the proposed action have been complied with; and

           (b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05.    Statements Required in Certificate or Opinion.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any of the other Notes Escrow Documents (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

Section 13.06.    Rules by Trustee and Agents.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.    Tax Treatment

           For Federal income tax purposes, absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, the Notes shall be treated as evidencing a direct beneficial interest by the Holders in the Verizon Escrow Amount to which the Company is entitled pursuant to the Verizon Escrow Agreement, and the Holders shall be treated as direct owners of the Company's entitlement to the Verizon Escrow Amount (rather than the Company). The Company and the Holders shall report consistent therewith for tax purposes, including, to the extent permitted by applicable law, for state and local income tax purposes.

Section 13.08.    Governing Law; Waiver of Jury Trial.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           EACH PARTY HERETO AND EACH HOLDER, BY ITS ACCEPTANCE OF A SECURITY, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, THE OTHER NOTES ESCROW DOCUMENTS OR THE SECURITIES.

Section 13.09.    No Adverse Interpretation of Other Agreements.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.    Successors.

           All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.

Section 13.11.    Severability.

           In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.    Counterpart Originals.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.    Table of Contents, Headings, etc.

           The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of ___________, 2005

                                          COMPANY:

                                          NEXTWAVE WIRELESS LLC


                                          By:
                                             -----------------------------------
                                            Name:
                                            Title:

                                           TRUSTEE:


                                           JPMORGAN CHASE BANK, N.A.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A
================================================================================

                                 (Face of Note)



                           NON-RECOURSE SECURED NOTES



                                                         CUSIP  _____________
No.____                                                        $_____________


                              NEXTWAVE WIRELESS LLC

promises to pay to [______________] or registered assigns, the principal sum of _________________ Dollars ($______________) on
[______________________________________].


Dated:  ______________, 20[    ].

           IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.



                                              NEXTWAVE WIRELESS LLC


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:






This is one of the [Global] Notes
referred to in the
within-mentioned Indenture:

JPMORGAN CHASE BANK, N.A.,
as Trustee

By:
    Authorized Officer

Dated _____________, 20__

                                 (Back of Note)

                           NON-RECOURSE SECURED NOTES

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

           Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Method of Payment. The Notes shall be payable as to principal only at the office or agency of the Paying Agent maintained for such purpose.

2. Paying Agent and Registrar. JPMorgan Chase Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. Neither the Company nor any of its Subsidiaries shall act in any such capacity.

3. Indenture. The Company issued the Notes under an Indenture dated as of [ ], 2005 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

4. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

5. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

6. Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to certificated Notes, to further secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to make any change to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

7. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any affiliate of the Company with the same rights it would have if it were not the Trustee.

8.   Non-Recourse.

           THE NOTES CONVEY TO EACH HOLDER A DIRECT BENEFICIAL INTEREST IN THE COLLATERAL, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH AND DESCRIBED MORE FULLY IN THIS INDENTURE AND THE PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT. EACH HOLDER OF NOTES, BY ACCEPTING A NOTE, ACKNOWLEDGES THAT THE NOTES ARE NON-RECOURSE NOTES AND THAT A HOLDER'S SOLE RECOURSE FOR ANY OBLIGATIONS SHALL

BE LIMITED TO THE COLLATERAL, SUBJECT TO THE EXCEPTIONS SET FORTH BELOW. NO HOLDER SHALL HAVE RECOURSE AGAINST (1) NEXTWAVE WIRELESS LLC OR ITS ASSETS OR ITS AFFILIATES, EXCEPT TO THE EXTENT THAT NEXTWAVE WIRELESS LLC RECEIVES ANY PORTION OF THE COLLATERAL OR OTHERWISE DOES NOT COMPLY WITH ANY OF THE NOTES ESCROW DOCUMENTS (FOR THE AVOIDANCE OF DOUBT, IT BEING UNDERSTOOD THAT NEXTWAVE WIRELESS LLC SHALL NOT BE DEEMED TO BE IN SUCH NONCOMPLIANCE DUE TO ITS FAILURE TO PAY THE NOTES ON THE MATURITY DATE FROM ANY OF ITS ASSETS, OTHER THAN THE COLLATERAL), OR (2) ANY OF THE OTHER REORGANIZED DEBTORS (AS DEFINED IN THE
PLAN), VERIZON WIRELESS, VZW CORP., OR ANY OF THEIR RESPECTIVE AFFILIATES, OR THE VERIZON ESCROW ACCOUNT, IN EACH CASE FOR PAYMENT OF ANY AMOUNTS UNDER THE NOTES. ANY CLAIMS UNDER THE NOTES (EXCEPT AS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE WITH RESPECT TO NEXTWAVE WIRELESS LLC) WILL ONLY BE SATISFIED OUT OF THE COLLATERAL.

           No past, present or future director, officer, employee, incorporator, stockholder, organizer or member of the Company, shall have any liability for any obligations of the Company under the Indenture, the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

9. Mandatory Redemption. In the event and on each occasion that any Released Escrow Amount is released from the Verizon Escrow Account and is subject to the Instruction Letter, on the tenth Business Day after such release, subject to Section 3.08 of the Indenture, the Company shall redeem Notes in an amount equal to the aggregate amount of such Released Escrow Amount.

10. Notice of Redemption. Notice of redemption shall be mailed at least 30 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.

11. Tax Treatment. For Federal income tax purposes, absent a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, the Notes shall be treated as evidencing a direct beneficial interest by the Holders in the Verizon Escrow Amount to which the Company is entitled pursuant to the Verizon Escrow Agreement, and the Holders shall be treated as direct owners of the Company's entitlement to the Verizon Escrow Amount (rather than the Company). The Company, the Trustee and the Holders shall report consistent therewith for tax purposes, including, to the extent permitted by applicable law, for state and local income tax purposes.

12. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                              NextWave Wireless LLC
                             411 West Putnam Avenue
                               Greenwich, CT 06830

                                 Assignment Form

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
            (Insert assignee's social security or other tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: ______________
                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on
                                    the face of this Note)

                                    Signature Guarantee:________________________



                               SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

           The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           Principal Amount
                                Amount of                                 of this Global Note       Signature of
                               decrease in         Amount of increase       following such      authorized signatory
                            Principal Amount      in Principal Amount        decrease (or           of Trustee or
    Date of Exchange       of this Global Note    of this Global Note          increase)           Note Custodian
    ----------------       -------------------    -------------------          ---------           --------------


                                                                       EXHIBIT C





                FORM OF PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT

                           Dated as of March [ ], 2005





                                     between



                              NEXTWAVE WIRELESS LLC
                                 as the Grantor

                                       and

                            JPMORGAN CHASE BANK, N.A.
                                   as Trustee








                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

           PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT, dated as of March [ ], 2005, by NEXTWAVE WIRELESS LLC (the "Grantor"), in favor of JPMorgan Chase Bank, N.A., as Trustee (the "Trustee") under the Indenture referred to below on behalf of the Holders.

                              W I T N E S S E T H:

           WHEREAS, pursuant to the Indenture, dated as of March [ ], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), between the Grantor and the Trustee, the Grantor will issue the Notes (as defined in the Indenture) upon the terms and subject to the conditions set forth therein; and

           WHEREAS, the Notes will be secured by the Grantor's grant of a Lien (as defined herein) on the Collateral (as defined herein) to the Trustee, on behalf of the Holders, as provided for herein.

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with the Trustee as follows:

ARTICLE I         DEFINED TERMS

Section 1.1       Definitions

           (a) Unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings given to them in the Indenture.

           (b) The following terms shall have the following meanings:

           "Agreement" means this Pledge, Assignment and Security Agreement.

           "Collateral" has the meaning specified in Section 2.1.

           "Deposit Account" has the meaning specified in the UCC.

           "Financing Statement" has the meaning specified in Section 3.2.

           "Instruction Letter" has the meaning specified in Section 3.4.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, option, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor (other than those financing statements filed solely for precautionary reasons in connection with operating leases).

           "Proceeds" has the meaning specified in the UCC.

           "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Trustee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

           "Verizon/NextWave Security Agreement" means that certain Security Agreement, dated as of [ ], 2005, between the Grantor and Cellco Partnership d/b/a Verizon Wireless, as agent for itself and VZW Corp., as such agreement may be amended from time to time.

Section 1.2       Certain Other Terms

           (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

           (b) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

           (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

           (d) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

           (e) Any reference in this Agreement to a Notes Escrow Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

           (f) The term "including" means "including, without limitation," except when used in the computation of time periods.

           (g) Any reference to a Person herein includes its successor.

           (h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II        GRANT OF SECURITY INTEREST AND ASSIGNMENT OF RIGHTS

Section 2.1       Collateral

           For the purposes of this Agreement, "Collateral" means:

           (a) the Grantor's (including its affiliates', representatives', agents' and assigns') rights and claims under the Verizon Escrow Agreement to receive and its benefits and interests in any and all cash, funds and payments that constitute the Released Escrow Amount and any and all such cash, funds and payments;

           (b) the Grantor's (including its affiliates', representatives', agents' and assigns') rights and claims under the Verizon Escrow Agreement to receive and its benefits and interests in any and all cash, funds and payments that constitute the Tax Distribution Amount and any and all such cash, funds and payments;

           (c) to the extent the Grantor may be deemed to have an ownership interest in the Notes Escrow Account, the Notes Escrow Account; and

           (d) to the extent not otherwise included, all Proceeds of the rights referred to in Section 2.1(a) and Section 2.1(b);

in each case wherever located or whether now owned or hereafter acquired; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the Grantor shall continue to exercise all of its rights and privileges under the Verizon Escrow Agreement, solely for the benefit of the Trustee and the Holders, and the Trustee and the Holders shall have no power to exercise such rights and privileges; provided, further that for the avoidance of doubt, the Collateral shall not include amounts actually paid to the Federal Communications Commission by the Verizon Escrow Agent pursuant to paragraph 2 of the Instruction Letter.

Section 2.2       Grant of Security Interest in Collateral

           The Grantor, as collateral security for the full, prompt and complete payment and performance when due at any time and from time to time (whether at stated maturity, pursuant to Article IX of the Indenture, by acceleration or otherwise) of the Obligations, hereby unconditionally and irrevocably mortgages, pledges, transfers, assigns, conveys, delivers and hypothecates to the Trustee for the benefit of itself and the Holders, and grants to the Trustee for the benefit of itself and the Holders a lien on and a first priority security interest in, all of its right, title and interest in, to and under the Collateral.

           Following the granting of the security interest hereunder, the Verizon Escrow Account shall remain subject to the first-priority security interest held by Verizon Wireless and VZW Corp. pursuant to the Verizon/NextWave Security Agreement and the Verizon/Trustee Security Agreement. The Trustee hereby acknowledges such security interest. The Trustee is hereby authorized and directed to execute, deliver and perform under the Verizon/Trustee Security Agreement.

           The Grantor may, in its sole discretion, enforce, settle, compromise or otherwise resolve any claim under, or agree to pursue any amendment or modifications to, the Verizon Escrow Agreement without the consent of the Trustee, provided that the Grantor acts solely for the benefit of the Trustee and the Holders in connection with any such enforcement, settlement, compromise, amendment, modification or other resolution.

Section 2.3       Notes Escrow Account

           The Trustee has established a Deposit Account of the Trustee, for the benefit of the Holders, at JPMorgan Chase Bank, N.A., designated as "JPMorgan Chase Bank, N.A., Trustee - NextWave Wireless Tax Escrow Notes Escrow Account". Such Deposit Account shall be the Notes Escrow Account. Neither the Grantor nor Verizon Wireless nor VZW Corp. (including their respective affiliates, representatives, agents and assigns) has any, or shall have any, right, title or interest in the Notes Escrow Account. To the extent the Grantor may be deemed to have an ownership interest in the Notes Escrow Account for any reason, the Grantor hereby grants a first priority security interest in the Notes Escrow Account to the Trustee. The Trustee, for the benefit of the Holders, shall have sole dominion and control over the Notes Escrow Account and all funds deposited therein and shall have the sole right to make and/or authorize withdrawals, disbursements or transfers from the Notes Escrow Account and to exercise any rights of the Trustee thereunder with respect to such funds pursuant to and in accordance with the Indenture.

ARTICLE III       REPRESENTATIONS AND WARRANTIES

           The Grantor hereby represents and warrants the following to the
Trustee:

Section 3.1       Title; No Other Liens

           (a) Except for the Lien granted to the Trustee pursuant to this Agreement, the Grantor is, for all purposes of the UCC, the legal owner of and has rights in or the power to transfer each item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien; provided, however, that the Grantor's representations in this Section 3.1(a) shall not limit the Grantor's acknowledgment in the third sentence of Section 2.3 with respect to the Notes Escrow Account.

           (b) Other than the filing of the Financing Statement, the entry of the Confirmation Order (as defined in the Plan) and the delivery and acknowledgment and acceptance of the Instruction Letter as contemplated by
Section 3.4, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (i) for the pledge and assignment by the Grantor of the Collateral pursuant to this Agreement, (ii) for the execution, delivery or performance of this Agreement by the Grantor or (iii) for the perfection or maintenance of the security interests created by this Agreement.

           (c) The security interest in and assignment of the Collateral pursuant to this Agreement creates a valid security interest in and assignment of the Collateral securing the payment of all the Obligations.

           (d) No financing statement or other evidence of any Lien covering or purporting to cover any of the Collateral is on file in any public office other than the financing statements filed or to be filed in connection with the security interest granted to the Trustee pursuant to this Agreement.

           (e) The Grantor, at its sole expense, will defend the Grantor's and the Trustee's title and interest in and to the Collateral against any and all third party attachments, executions, liens, claims, security interests or other encumbrances of any nature, however arising.

Section 3.2       Perfection and Priority

           The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Trustee in the Collateral for which perfection is governed by the UCC upon, in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule A (the "Financing Statement") (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Trustee in completed and duly executed form). Such security interest shall be prior to all other Liens on the Collateral.

Section 3.3       Jurisdiction of Organization; Chief Executive Office

           The Grantor's jurisdiction of organization, legal name, organizational identification number, if any, and the location of the Grantor's chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule B and such Schedule also lists all jurisdictions of incorporation, legal names and locations of the Grantor's chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.4       Written Instructions to Verizon Escrow Agent

           The Grantor has provided to the Verizon Escrow Agent a duly executed, unconditional and irrevocable letter of instruction in the form of Schedule C (the "Instruction Letter"), and the Verizon Escrow Agent has acknowledged and accepted the Instruction Letter. The Grantor shall not modify, revoke or terminate, or agree to any modification, revocation or termination of, the Instruction Letter without the prior written consent of the Trustee.

ARTICLE IV        COVENANTS

           The Grantor agrees with the Trustee to the following, as long as any Obligation remains outstanding and, in each case, unless the Holders of a majority of the aggregate principal amount of the Notes otherwise consent in writing:

Section 4.1       Generally

           The Grantor shall except for the security interest created by this Agreement, (a) not create or permit to remain any Lien upon or with respect to any Collateral and not otherwise authorize the filing of any financing statement with respect to any Collateral unless the Trustee is listed as the secured party, (b) not sell, transfer or assign (by operation of law or otherwise) any Collateral, (c) not enter into any agreement or undertaking restricting the right or ability of the Grantor or the Trustee to sell, assign or transfer any Collateral, (d) promptly notify the Trustee (i) of any notice which it receives from any other party to the Verizon Escrow Agreement, (ii) of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral or (iii) of any Lien on, or claim asserted against, any of the Collateral and (e) not assign any of its rights or privileges under the Verizon Escrow Agreement.

Section 4.2       Maintenance of Perfected Security Interest; Further
                  Documentation

           (a) The Grantor shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest and such priority against the claims and demands of all Persons.

           (b) The Grantor shall provide, concurrently with the release of any funds from the Verizon Escrow Account, including any funds that constitute the Released Escrow Amount and/or the Tax Distribution Amount, to the Trustee written notification of such release (including the amount of funds released) and, concurrently with any notice to or communication with any party to the Verizon Escrow Agreement regarding such release, a true and complete copy of any such notice or communication.

           (c) At any time and from time to time, upon the written request of the Trustee (the Trustee having no obligation to request), and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Trustee may reasonably request (the Trustee having no obligation to request) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and (ii) the making or reimbursement of the Trustee for making all searches deemed necessary by the Trustee to establish and determine the presence or priority of other secured parties, it being acknowledged that the Trustee has no obligation to make any such filing or conduct any such search.

Section 4.3       Changes in Locations, Name, Etc.

           Except upon 15 days' prior written notice to the Trustee, the Grantor shall not do any of the following:

               (i) change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3; or

               (ii) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

ARTICLE V         REMEDIAL PROVISIONS

Section 5.1       Code and Other Remedies

           During the continuance of an Event of Default, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral. The Trustee shall apply all the proceeds of any action taken by it pursuant to this Section 5.1 to the payment in whole or in part of the Obligations, in such order as the Indenture shall prescribe. The Grantor shall be solely responsible for all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of the Collateral or in any way relating to the Collateral or the rights of the Trustee hereunder, including reasonable attorneys' fees and disbursements. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by it of any rights hereunder.

Section 5.2       Non-Recourse

           THIS AGREEMENT CONVEYS TO THE TRUSTEE A SECURITY INTEREST IN THE COLLATERAL ONLY. THE TRUSTEE ACKNOWLEDGES THAT THE NOTES ARE NON-RECOURSE NOTES AND THAT THE HOLDERS' SOLE RECOURSE FOR PAYMENT OF THE OBLIGATIONS SHALL BE LIMITED TO THE COLLATERAL, EXCEPT AS PROVIDED BELOW. NOTHING CONTAINED HEREIN SHALL GIVE ANY HOLDERS RECOURSE AGAINST (1) THE GRANTOR OR ITS ASSETS OR ITS AFFILIATES, EXCEPT TO THE EXTENT THAT THE GRANTOR RECEIVES ANY PORTION OF THE COLLATERAL OR OTHERWISE DOES NOT COMPLY WITH ANY OF THE NOTES ESCROW DOCUMENTS (FOR THE AVOIDANCE OF DOUBT, IT BEING UNDERSTOOD THAT THE GRANTOR SHALL NOT BE DEEMED TO BE IN SUCH NONCOMPLIANCE DUE TO ITS FAILURE TO PAY THE NOTES ON THE MATURITY DATE FROM ANY OF ITS ASSETS, OTHER THAN THE COLLATERAL), OR (2) ANY OF THE OTHER REORGANIZED DEBTORS (AS DEFINED IN THE PLAN), VERIZON WIRELESS, VZW CORP., OR ANY OF THEIR RESPECTIVE AFFILIATES, OR THE VERIZON ESCROW ACCOUNT, IN EACH CASE FOR PAYMENT OF THE OBLIGATIONS. ANY CLAIMS UNDER THE NOTES (EXCEPT AS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE WITH RESPECT TO THE GRANTOR) WILL ONLY BE SATISFIED OUT OF THE COLLATERAL.

           No past, present or future director, officer, employee, incorporator, stockholder, organizer or member of the Grantor shall have any liability for any Obligations for any claim based on, in respect of, or by reason of, such Obligations or their creation. The Trustee waives and releases all such liability. The waiver and release are part of the consideration for the granting of the security interest hereunder. The waiver or release may not be effective to waive or release liabilities under the federal securities laws.

Section 5.3       Rights and Remedies

           If an Event of Default shall have occurred and be continuing, the Trustee, upon 10 days written notice to the Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located. In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Trustee's rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

Section 5.4       Standards for Exercising Rights and Remedies

           To the extent that applicable law imposes duties on the Trustee to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Trustee (a) to fail to incur expenses reasonably deemed significant by the Trustee to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against the Grantor on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against the Grantor with respect to the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, or (h) to the extent deemed appropriate by the Trustee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Trustee in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 5.4 is to provide non-exhaustive indications of what actions or omissions by the Trustee would fulfill the Trustee's duties under the UCC or other law of the State of New York or any other relevant jurisdiction in the Trustee's exercise of remedies against the Collateral and that other actions or omissions by the Trustee shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 5.4. Without limitation upon the foregoing, nothing contained in this Section 5.4 shall be construed to grant any rights to the Grantor or to impose any duties on the Trustee that would not have been granted or imposed by this Agreement or by applicable law in the absence of this
Section 5.4.

Section 5.5       Marshalling

           The Trustee shall not be under any obligation to marshal any assets in favor of the Grantor or any other Person or against payment of any or all of the Obligations.

ARTICLE VI        THE TRUSTEE

Section 6.1       Trustee's Appointment as Attorney-in-Fact

           (a) The Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Trustee the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do, including the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral. The Grantor hereby authorizes the Trustee to file (the Trustee having no obligation to file) any Financing Statements with respect hereto, without the Grantor's signature, or a photocopy of this Agreement in substitution for a Financing Statement, as the Trustee may deem appropriate and to execute in the Grantor's name such Financing Statements and amendments thereto and continuation statements which may require the Grantor's signature as provided in Section 6.3.

           (b) If the Grantor fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

           (c) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2       Duty of the Trustee

           The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Trustee hereunder are solely to protect the Trustee's interest in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

Section 6.3       Authorization of Financing Statements

           The Grantor authorizes the Trustee and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee, on behalf of itself and the Holders, under this Agreement. The Grantor hereby also authorizes the Trustee and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Notwithstanding the foregoing, none of the Trustee, its affiliates, counsel or other representatives shall have any obligation to make any such filings or recordings.

Section 6.4       Authority of the Trustee

           The Grantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.5       Incorporation by Reference

           The Trustee shall have all of the rights, privileges, immunities and protections that are set forth in the Indenture as fully as if set forth herein in full mutatis mutandis.

ARTICLE VII       MISCELLANEOUS

Section 7.1       Amendments in Writing

           None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section
8.01 or 8.02 of the Indenture.

Section 7.2       Notices

           Any notice or communication by the Grantor or the Trustee to the other is duly given if in writing and shall be given and be deemed received in the manner and as provided in Section 13.02 of the Indenture.

Section 7.3       No Waiver by Course of Conduct; Cumulative Remedies

           The Trustee shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4       Successors

           All covenants and agreements of the Grantor in this Agreement shall bind its successors. All covenants and agreements of the Trustee in this Agreement shall bind its successors.

Section 7.5       Counterparts

           The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.6       Severability

           In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.7       Section Headings

           The Article and Section titles contained in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

Section 7.8       Entire Agreement

           This Agreement together with the other Notes Escrow Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9       Governing Law

           This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.10      Waiver of Jury Trial

           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 7.11      Reinstatement

           The Grantor further agrees that, if any payment made by any Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Holder to such Person, its estate, trustee, receiver or any other party, including the Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of the Grantor in respect of the amount of such payment.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            NEXTWAVE WIRELESS LLC,
                                            as the Grantor

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



ACCEPTED AND AGREED
as of the date first above written:

JPMORGAN CHASE BANK, N.A.,
as Trustee


By:
    --------------------------------
      Name:
      Title:

                                                                      SCHEDULE B

            Form of Unconditional and Irrevocable Written Instruction
            ---------------------------------------------------------

                      [LETTERHEAD OF NEXTWAVE WIRELESS LLC]



                                                              March [  ], 2005

[Address of Escrow Agent]:

           RE: Unconditional and Irrevocable Instructions Relating to the Escrow Agreement

Dear [       ],

           This letter constitutes NextWave Wireless LLC's ("NextWave Wireless") irrevocable written instructions, effective the date hereof, given pursuant to the Escrow Agreement, including Sections 3(b), 3(d) and 20(b) thereof, dated as of March [ ], 2005 (the "Escrow Agreement"), by and among Cellco Partnership d/b/a Verizon Wireless, VZW Corp., NextWave Wireless, NextWave Telecom Inc. and JPMorgan Chase Bank, N.A., as Escrow Agent. Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to them in the Escrow Agreement.

           Notwithstanding anything in the Escrow Agreement or any other document to the contrary, no funds shall be released at any time or from time to time from the Verizon Escrow Account directly to NextWave Wireless or any of its affiliates or agents, and the Escrow Agent shall transfer any and all such funds on behalf of NextWave Wireless as follows:

           1. If any Increased Amount is to be released pursuant to Section 3(b) of the Escrow Agreement to NextWave Wireless (the "3(b) Released Amount"), such funds should be paid as follows:

               All 3(b) Released Amounts should be paid to [INSERT DETAILS RELATING TO NOTES ESCROW ACCOUNT] (the "Notes Escrow Account").

           2. If any Escrow Amount is to be released pursuant to Section 3(d) of the Escrow Agreement to NextWave Wireless (the "3(d) Released Amount"), such funds should be paid as follows:

               All 3(d) Released Amounts should be paid to the Notes Escrow Account until it has received a total of $84,814,000 of the Initial Escrow Amount (excluding any Increased Amount), whereupon and thereafter any additional 3(d) Released Amounts will be released so that (i) 80% are paid to the Notes Escrow Account and (ii) 20% are paid to an account designated in writing by the FCC.

           3. If any Escrow Amount is to be released pursuant to Section 20(b) of the Escrow Agreement (the "20(b) Released Amount"), such funds should be paid as follows:

               All 20(b) Released Amounts should be paid to the Notes Escrow Account.

           The instructions set forth above shall be unconditional and irrevocable by NextWave Wireless or its affiliates, agents or successors, and NextWave will not assign to any person this letter without the consent of the trustee under that certain indenture, dated as of March [ ], 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time), between NextWave and JPMorgan Chase Bank, N.A., as trustee.

           Should you have any questions related to these instructions, please contact me at your earliest convenience.

                                            Very truly yours,

                                             NEXTWAVE WIRELESS LLC


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


The undersigned, the Escrow Agent, acknowledges and accepts these instructions by its signature below, as of this [ ] day of March, 2005.


JPMORGAN CHASE BANK, N.A.,
as the Escrow Agent


By:
    ------------------------------
    Name:
    Title:







                                       2